================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                CORTLAND BANCORP
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                                Cortland Bancorp
                              194 West Main Street
                              Cortland, Ohio 44410

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 PROXY STATEMENT

ANNUAL            May 18, 1999          The Cortland Savings and Banking Company
MEETING:          7:00 p.m., EST        194 West Main Street
                                        Cortland, Ohio 44410


RECORD DATE:      8:00 a.m., EST, March 29, 1999. If you were a shareholder at that time, you may vote at the Annual Meeting. Each share is entitled to one vote. Cumulative voting is not allowed in the election of directors. On the record date, we had 3,600,811 shares of our common stock outstanding.


AGENDA:           1.  To elect 2 directors to serve for terms of three years until the Annual Meeting in 2002 and until their successors are elected and qualified.

                  2. To increase the authorized shares of the Corporation from 5,000,000 to 20,000,000.

                  3. To transact any other business that may properly come before the meeting.

PROXIES: Unless you specify on the proxy card to vote differently, the management proxies will vote all signed and returned proxies "FOR" the Board's nominees for directors and "FOR" Agenda Item 2 to increase the authorized shares of the Corporation from 5,000,000 to 20,000,000. The management proxies will use their discretion on any other matters that may arise. If a nominee cannot, or will not, serve as a director, the management proxies will vote for a person nominated by the Board of Directors to serve as a director and whom the Board believes will embrace our present philosophy, policies, and strategies.

PROXIES
SOLICITED BY:     The Board of Directors. The cost of the solicitation is being borne by the Corporation.


FIRST MAILING     We anticipate mailing this proxy statement on or about
DATE:             April 22, 1999. Subsequent mailings may occur if deemed
                  necessary.


REVOKING          You may revoke your proxy before it is voted at the meeting.
YOUR PROXY:       There are several ways you may revoke your proxy. You may
                  deliver a signed, written revocation letter, dated later than the proxy; you may deliver a signed proxy, dated later than the first proxy; or you may attend the Annual Meeting and vote in person or by proxy.

NOTE ON           On May 15, 1998, we split our common stock on a 3 for 1 basis,
STOCK SPLIT:      for shareholders of record as of April 25, 1998. All shares, share prices and related figures are restated in this proxy statement to reflect the stock split, as well as the 3% stock dividend paid January 1, 1999.


YOUR              Your comments about any and all aspects of our business are
COMMENTS:         welcome. Although we may not respond on an individual basis, your comments help us measure shareholder satisfaction.
                  Collectively, we may benefit from your suggestions and comments.

                      PLEASE VOTE - YOUR VOTE IS IMPORTANT



                                    CONTENTS


                           General Information                                                           1
                           *Election of Directors                                                        2
                           Board Information                                                             4
                           Executive Compensation Committee Report                                       4
*We expect to vote         Summary Compensation Table                                                    6
on these items at          Compensation Committee Interlocks and Insider Participation                   6
the meeting                Performance Graph                                                             7
                           Section 16(A) Beneficial Ownership Reporting                                  8
                           *Increasing Authorized Shares to 20,000,000                                   9
                           Voting Procedures                                                            10


                              ELECTION OF DIRECTORS

BOARD             The Corporation's Board of Directors has nine (9) members.
STRUCTURE:        The directors are divided into three classes. At each Annual
                  Meeting, the term of one class expires. Directors in each class serve for three-year terms.

BOARD             On January 6, 1999, the Board of Directors accepted the
RESIGNATIONS      resignations of P. Bennett Bowers and Dennis E. Linville as
AND               directors of Cortland Bancorp and it's subsidiary bank, the
APPOINTMENTS:     Cortland Savings and Banking Company (the "Bank"). The
                  resignations were voluntary, as Mr. Bowers and Mr. Linville plan to pursue business opportunities that could conflict with their duties as members of the Board.

                  On February 9, 1999, the Board voted to reduce the number of Directors from ten (10) to nine (9). Lawrence A. Fantauzzi, Senior Vice President, Controller, Treasurer and Chief Financial Officer of the Corporation, was elected Secretary of the Corporation and appointed to the Board of Directors of the Corporation and the Bank. Mr. Fantauzzi has served as an officer of the Bank since 1985, and as an officer of the Corporation since 1987. His term as director expires at the 1999 Annual Meeting.


                                 BOARD NOMINEES


IF ELECTED,                         Lawrence A. Fantauzzi     Mr. Fantauzzi was elected Senior Vice
TERMS EXPIRE                                                  President of Cortland Savings and Banking
AT THE 2002                                                   Company in 1996.  He serves as
ANNUAL                                                        Controller and Chief Financial Officer, as
MEETING:                                                      well as Secretary-Treasurer of both the Corporation
                                                              and the Bank.  Mr. Fantauzzi has also been Vice
                                                              President and Director of New Resources Leasing
                                                              Corporation since 1995.  Mr. Fantauzzi is 51 years
                                                              old.

We will elect 2                     David C. Cole             Mr. Cole is a partner and General Manager
Directors this year                                           of Cole Valley Motor Company and he is
                                                              a partner in Cole Brothers Dodge.  Mr. Cole
                                                              is 40 years old and has been a member of the
                                                              Board since 1989.



Proxies solicited by the Board of Directors will be voted "FOR" the Board's nominees listed above unless a different vote is specified.

       THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES LISTED ABOVE.

                             CONTINUING DIRECTORS


TERMS EXPIRE                        William A. Hagood         Mr. Hagood is the owner and
AT THE 2001                                                   President of Tri-City Mobile Homes,
ANNUAL                                                        Inc. Mr. Hagood is 67 years old and
MEETING:                                                      has been a member of the Board since
                                                              1972.

                                    K. Ray Mahan              Mr. Mahan is President of Mahan
                                                              Packing Company. Mr. Mahan is 59
                                                              years old and has been a member of
                                                              the Board since 1976.

                                    Richard L. Hoover         Mr. Hoover is currently retired. He
                                                              most recently served as a Consultant
                                                              and Major Account Executive for VMX,
                                                              Inc. Mr. Hoover is 66 years old and
                                                              has been a member of the Board since
                                                              1980.

                                    Rodger W. Platt           Mr. Platt is President and Chairman
                                                              of the Board of the Corporation. He
                                                              is also President, Chairman of the
                                                              Board and Chief Executive Officer of
                                                              the Bank. Mr. Platt is 63 years of
                                                              age and has been a member of the
                                                              Board since 1974.

TERMS EXPIRE                        George E. Gessner         Mr. Gessner is an Attorney. He is a
AT THE 2000                                                   partner in the Law Firm of Gessner &
ANNUAL                                                        Platt Co., L.P.A. Mr. Gessner is 54
MEETING:                                                      years old and has been a member of
                                                              the Board since 1987.

                                    James E. Hoffman, III     Mr. Hoffman is an Attorney. He is
                                                              President of Hoffman & Walker Co.,
                                                              L.P.A. Mr. Hoffman is 47 years old
                                                              and has been a member of the Board
                                                              since 1984.

                                    Timothy K. Woofter        Mr. Woofter is President and
                                                              Director of Stanwade Metal Products.
                                                              Mr. Woofter is also Vice President
                                                              and Director of Kinsman Precast,
                                                              Inc. and is a partner in Kinsman
                                                              Associates. He serves as a Director
                                                              for Steel Tank Institute, and Tank
                                                              Engineering Specialist. Mr. Woofter
                                                              is a general partner in the Woofter
                                                              Family Limited Partnership and a
                                                              past director of Steel Tank
                                                              Association. He is 48 years old and
                                                              has been a member of the Board since
                                                              1985.

                                BOARD INFORMATION

BOARD             In 1998, the Board held a total of seven regular meetings.
MEETINGS:         Each director attended at least 75% of his Board and
                  committee meetings with the exception of William A. Hagood and George E. Gessner. Mr. Hagood and Mr. Gessner each attended five of the seven meetings, representing 72% of the total number of meetings held.

BOARD             THE AUDIT COMMITTEE recommends to the full Board, appointment
COMMITTEES:       of the Corporation's independent auditors. It also approves audit reports and plans, accounting policies, and audit outsource arrangements including audit scope, internal audit reports, audit fees and certain other expenses. The Audit
                  Committee held five meetings during 1998. All members of the committee are non-employee directors. Serving as members in 1998 were Messieurs Hoover, Mahan and Woofter.

                  THE EXECUTIVE COMPENSATION COMMITTEE recommends executive officer compensation for Cortland Savings and Banking Company. Cortland Bancorp does not compensate its employees or directors. The Cortland Savings and Banking Company compensates all employees of the Corporation. The Executive Compensation Committee also oversees the Employee Service Award Program, the Profit Sharing Program and the Employee Benefit Plan 401(k). The Executive Compensation Committee delegated to Mr. Stephen Telego, Sr., Senior Vice President, Chief of Corporate Administration and advisor to the Executive Compensation Committee, the authority to set compensation standards for non-executive officers, subject to the committee's supervision. The committee evaluates the competitiveness of Cortland Savings and Banking Company's compensation and benefit programs as it relates to executive officers and that of the Chief Executive Officer. It held two regular meetings in 1998. Members comprising the committee in 1998 were Messieurs Bowers, Hagood and Woofter.

                  The Board does not have a separate nominating committee. The entire Board performs those duties.

                               BOARD COMPENSATION

RETAINER          Non-employee directors receive a $12,000 annual retainer.
AND FEES:         Employee directors receive a $6,000 annual retainer.


                     EXECUTIVE COMPENSATION COMMITTEE REPORT

THE               The Executive Compensation Committee is comprised only of
COMMITTEE:        independent directors as defined by the Securities and
                  Exchange Commission (SEC) and the Internal Revenue Service
                  (IRS). The committee exercises the Board's power in determining the compensation level of executive officers of the Bank. The Executive Compensation Committee oversees the
                  Employee Service Award Program, the Profit Sharing Program and the Employee Benefit Plan 401(k). Our compensation program is designed to help us attract, retain and motivate all of our employees.

OVERALL           We have developed a compensation program for executives
OBJECTIVES:       designed to:

                  - reward performance that increases the value of your stock;
                  - attract, retain and motivate executives with competitive compensation opportunities;
                  - encourage management ownership of the Corporation's stock; and
                  -    balance short-term and long-term strategic goals.

EXECUTIVE         The executive officers of the Bank are reviewed and evaluated
COMPENSATION      on their performance by Mr. Platt. Mr. Platt is evaluated on
GENERALLY:        his performance by the Executive Compensation Committee. The major areas of performance measurement are job knowledge/information, work quality, accuracy, initiative, originality, customer relations, priority setting, ability to provide instruction to staff, subordinate feedback and how each of these areas relate to the overall objectives of the Corporation and the Bank. Mr. Platt's key responsibilities are also reviewed. They include leadership; direction and guidance of bank activities; initiating recommendations to the Board regarding competition, organizational changes, new products and expansion of service area; communicating policies and goals to officers and department heads as well as monitoring employee morale; striving to maintain "esprit de corps" at a level conducive to high productivity; delegating responsibility; ensuring integrity of the Corporation's and the Bank's assets; cultivating relationships with customers, the community and other bankers; maintaining relationships with shareholders; and providing guidance and direction for an on-going strategic planning process.

EMPLOYEE          The Bank maintains a compensatory arrangement under which
SERVICE           named executive officers receive a $5,000 credit for each year
AWARD             of service from the date of hire. The participants are
PROGRAM:          eligible to receive benefits if they have completed ten (10)
                  years of continuous service and reach age 62 and retire, or retire due to a disability which qualifies for social security disability payments. The distributions are paid monthly over a ten year period commencing upon retirement. In the event of a change in control of the Bank, all named executives would receive a lump sum distribution equal to the present value of the balance credited to each executive officer.

PROFIT            The Bank maintains a discretionary Profit Sharing Program for
SHARING           it's executive officers and employees. If the Bank achieves
PROGRAM:          its profit goal for the fiscal year, the Board of Directors may approve profit sharing. Each employee receives one point for every ten years of service and one point for every thousand dollars of pay earned during the year. This total is multiplied by a factor determined by the Board and the new total is multiplied by a factor representing the employee's job grade, placement within that job grade and most recent performance review.

EMPLOYEE          The Bank has a defined contribution retirement plan which
BENEFIT           covers all employees that have accumulated 1,000 hours of
PLAN 401(k):      service in the 12 months immediately preceding the plan
                  entry dates of January 1 or July 1. The Bank will contribute
                  2% of the gross pay of each eligible participant. The Bank matches participants' voluntary contributions up to 2% of gross pay. Participants may make voluntary contributions up to a maximum of 10% of gross wages or the annual maximum allowed by IRS, whichever is less.

CEO               The Executive Compensation Committee set Mr. Platt's total
COMPENSATION:     compensation for 1998 based on The Cortland Savings and
                  Banking Company's performance, his individual performance, compensation levels at other companies, and the desire to retain him. His salary reflects the leadership, vision and focus he has provided.

                  The Executive Compensation Committee reviewed the self-evaluation of Mr. Platt. The committee was in agreement with Mr. Platt's self-evaluation rating of 4.5 which is "above expected". Based on the Bank's merit pay matrix, the committee approved and recommended to the Board that Mr. Platt's annual salary be adjusted to $197,945.16, effective July 1, 1998.

                  Mr. Platt is the only named executive officer who is now eligible to retire and receive the benefits of the Employee Service Award Program. The estimated annual retirement benefit to be paid to Mr. Platt would be $18,500 annually, if Mr. Platt were to retire at age 65.

CONCLUSION:       We believe that Mr. Platt and his executive team have provided outstanding service to the Corporation and to the Bank. The
                  Executive Compensation Committee will work to assure that the executive compensation programs continue to meet our strategic goals as well as the overall objectives discussed above.

                  P. Bennett Bowers, William A. Hagood and Timothy K. Woofter, Directors

                           SUMMARY COMPENSATION TABLE


                                                                    Annual         All Other
                                                              Compensation      Compensation
Name and
Principal Position                     Year                  Salary ($)(1)         ($) (2) (3)

Rodger W. Platt                        1998                   $195,261.18           $21,638.00
President and Chairman of              1997                   $174,877.08           $19,927.00
The Board of the Corporation           1996                   $151,269.00           $16,022.22
and President, Chairman and
CEO of the Bank


(1) The salary amount listed for each of the above years includes $6,000 in Directors' fees for serving as a Director of the Bank.

(2) Includes Mr. Platt's share of Profit Sharing paid to all eligible employees, amounting to $15,238 paid December 31, 1998, $13,111 paid December 31, 1997 and $9,806 paid December 31, 1996.

(3) Includes a combination of non-elective contributions for Mr. Platt ($3,200.00 in 1998, $3,408.00 in 1997 and $3,108.11 in 1996) and employer matching of employee contributions up to 2% of salary under the Bank's 401(k) plan ($3,200.00 in 1998, $3,408.00 in 1997 and $3,108.11 in 1996).


                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION


HOFFMAN &         The Corporation and the Bank retained the legal services of
WALKER CO., LPA   Hoffman & Walker Co., LPA during 1998. James E. Hoffman, III is a member of the Corporation's Board of Directors. Mr.
                  Hoffman is also a part owner of Hoffman & Walker Co., LPA. The amount of fees paid to Hoffman & Walker Co., LPA by the Corporation and the Bank during 1998 was $13,349, which was approximately 6.5% of the firm's gross revenues during 1998.

GESSNER &         The Corporation and the Bank also retained the legal services
PLATT, CO., LPA   of Gessner & Platt, Co., LPA. Mr. George E. Gessner is a
                  member of the Corporation's Board of Directors. Mr. Gessner is also a member of Gessner & Platt Co., LPA. The amount of fees paid to Gessner & Platt Co., LPA by the Corporation and the Bank during 1998 was less than 5% of the law firm's gross revenues during 1998.

MANAGEMENT        Some of the Directors, officers and affiliates of both the
INDEBTEDNESS:     Corporation and the Bank have engaged in banking transactions with the Bank. All of these transactions were in the ordinary course of the Bank's business during 1998 and up to the present time. All loans and undisbursed commitments to loan included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of the management of the Corporation, do not involve more than a normal risk of collectibility, nor do they contain or present any other features unfavorable to the Corporation or the Bank.

                       CORTLAND BANCORP PERFORMANCE GRAPH
     Comparison of Five Year Cumulative Total Return Among Cortland Bancorp,
            The S&P 500 Index and SNL Securities Index of Banks with
                          Assets Under $500 Million (1)

                            Total Return Performance


                                                      Period Ending
                                  ----------------------------------------------------------------------------------
Index                               12/31/93       12/31/94           12/31/95     12/31/96     12/31/97    12/31/98
--------------------------------------------------------------------------------------------------------------------
Cortland Bancorp                      100.00         139.67             168.53       219.31       328.03      515.39
S&P 500 Index                         100.00         101.32             139.39       171.26       228.42      293.69
SNL Bank Index (under $500 million)   100.00         107.55             147.13       189.37       322.82      294.76



(1) Assumes that on December 31, 1993, $100 each was invested in the common shares of Cortland Bancorp, the S&P 500 Index, and the SNL Bank Index, with all subsequent dividends reinvested. Cortland Bancorp is not among the banking companies included in the SNL Bank Index, nor is it included in the S&P 500 Index. Past performance provides no guarantee or assurance that similar results can or will be achieved in the future.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


Based on a review of reports filed by our directors and executive officers, all stock ownership reports required to be filed by such persons with the SEC were timely made during 1998.


                        CORTLAND BANCORP SHARE OWNERSHIP

The following table lists the ownership of the Corporation's shares by directors and executive officers. Ownership includes direct and indirect (beneficial) ownership, as defined by rules established and promulgated by the SEC. To the best of our knowledge, each person, along with his spouse (if any), has sole voting and investment power unless otherwise noted. Information in this table is based upon 3,600,811 shares of the Corporation's common shares outstanding as of March 29, 1999.

                        DIRECTORS AND EXECUTIVE OFFICERS


NAME                     POSITION                     NUMBER OF                    PERCENTAGE OF
                                                      SHARES                       OUTSTANDING SHARES
P. Bennett Bowers        Director (resigned)          14,180.928                       0.39

David C Cole             Director                      1,894.110                       0.05

George E. Gessner        Director                     15,690.190                       0.44

William A. Hagood        Director                      7,748.373                       0.22

James E. Hoffman, III    Director                      2,102.425                       0.06

Richard L Hoover         Director                     10,715.000                       0.30

Dennis E. Linville       Director (resigned)           9,607.817                       0.27

K. Ray Mahan             Director                     89,257.715                       2.48

Rodger W. Platt          Chairman, President,         26,072.884(1)                    0.72
                         and Chief Executive Officer

Timothy K. Woofter       Director                     40,217.663                       1.12

Lawrence A. Fantauzzi    Director, Senior Vice         8,289.377                       0.23
                         President, Controller, Chief
                         Financial Officer and
                         Secretary-Treasurer

Director and Executive                               234,615.535                       6.52
Officers, as a group
(14 Persons)


(1) Includes 921.413 shares for which Mr. Platt's son has sole voting and investment power.

             PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
                                THE CORPORATION

The Corporation is currently authorized to issue 5,000,000 common shares, without par value, of which 3,600,811 were outstanding on March 29, 1999. If approved, 20,000,000 common shares will now be authorized.

The Board of Directors believes that it is desirable and in the best interests of the Corporation and its shareholders that the Corporation increase the number of authorized but unissued common shares in order to insure flexibility of action in the future. If the proposal is adopted, additional common shares will be available, free from any pre-emptive rights, for issuance from time to time as the Board of Directors may determine, without necessarily requiring further action by the shareholders. The shares may be used for various corporate purposes, including stock splits and dividends, acquisitions, public offerings, and stock options and other employee benefit plans. There are no present plans to issue any of the additional shares. There are no pending negotiations, discussions, agreements or understandings which would involve the issuance of any of the shares, except that the Corporation has an established practice of declaring stock dividends each year and maintains a dividend reinvestment plan under which dividends may be reinvested in the Corporation's common shares.

If the additional shares are authorized, it is not the present intention of the Board to seek shareholder approval prior to any issuance of additional shares, unless otherwise required by law. Frequently opportunities arise that require prompt action, and it is the belief of the Board that the delay necessary for shareholder approval of a specific issuance could be to the detriment of the Corporation and its shareholders. The Board does not intend to issue any common shares, except on terms which the Board deems to be in the best interests of the Corporation and its shareholders.

An increase in authorized shares might be considered as having the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of common shares, to acquire control of the Corporation. The issuance of new shares could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Corporation.

The Board of Directors recommends a vote "FOR" the proposal to increase the authorized shares of the Corporation from 5,000,000 to 20,000,000. Proxies solicited by the Board of Directors will be voted "FOR" the proposal to increase the authorized shares of the Corporation to 20,000,000 unless a different vote is specifically indicated.




               NOTIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors of the Corporation has appointed the firm of Packer, Thomas and Company to serve as independent auditors for the Corporation for the 1999 fiscal year. They have served as independent auditors for the Corporation since 1994. The Board of Directors does not expect representatives of Packer, Thomas and Company to be in attendance at the Annual Meeting.

                     VOTING PROCEDURES/REVOKING YOUR PROXY

To establish a quorum, a majority of the shares of the Corporation must be voted at the Annual Meeting in person or by proxy. The nominees for director, receiving the greatest number of votes, will be elected. All other matters will be decided by a majority of votes cast on such matters.

The enclosed proxies will be voted in accordance with the instructions you specify on the proxy. If you do not vote with respect to the election of directors or on the proposal to increase the authorized shares, all shares represented by your returned, signed proxy will be voted by the management proxies selected by the Board as stated in the notice accompanying this proxy statement.

You may revoke your proxy by taking any of the following actions:

- Delivering a signed, written revocation letter, dated later than the first proxy, to Deborah L. Eazor, Investor Relations, at 194 West Main Street, P.O. Box 98, Cortland, Ohio 44410;

- Delivering a signed proxy, dated later than the first proxy, to Deborah L. Eazor, Investor Relations, 194 West Main Street, P.O. Box 98, Cortland, Ohio 44410; or

- Attending the meeting and voting in person or by proxy. Simply attending the meeting will not revoke your proxy.

Proxy             Our employees may solicit proxies for no additional
Solicitation:     compensation. We will reimburse banks, brokers, custodians, nominees and fiduciaries for reasonable expense they incur in sending these proxy materials to you if you are a beneficial holder of our shares. The Corporation is paying all expenses of this proxy solicitation

                      SUBMISSION OF SHAREHOLDERS PROPOSALS

If any shareholder of the Corporation wishes to submit a proposal to be included in next year's Proxy Statement and acted upon at the annual meeting of the Corporation to be held in 2000, the proposal must be received by the Corporation prior to the close of business on November 17, 1999. If a shareholder intends to present a proposal at the 2000 Annual Meeting, but has not sought the inclusion of such proposal in the Corporation's proxy materials, such proposal must be received by the Corporation prior to January 31, 2000, or the Corporation's management proxies for the 2000 Annual Meeting will be entitled to use their discretionary voting authority should such proposal then be raised, without any discussion of the matter in the Corporation's proxy material.

                                 OTHER BUSINESS
The Board of directors knows of no other matters for consideration at the meeting. If any other business should properly arise, the persons appointed in the enclosed proxy have the discretionary authority to vote in accordance with their best judgement.

A COPY OF CORTLAND BANCORP'S 1998 ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED BY SHAREHOLDERS, WITHOUT CHARGE, UPON WRITTEN REQUEST TO SHAREHOLDER SERVICES, CORTLAND BANCORP, 194 WEST MAIN STREET, P.O. BOX 98, CORTLAND, OHIO 44410.

                       By order of the Board of Directors.





                              Lawrence A. Fantauzzi
                               Secretary-Treasurer

                                  FORM OF PROXY
                                CORTLAND BANCORP

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                CORTLAND BANCORP


The undersigned holder of common shares of Cortland Bancorp hereby appoints William A. Hagood, Richard L. Hoover and K. Ray Mahan, or any one of them with full power of substitution, to serve as my proxy at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, May 18, 1999 at 7:00 p.m. at the Corporation's principal office, 194 West Main Street, Cortland, Ohio, and to vote as designated below upon the following matters.

(1)  Election of Directors

     DAVID C. COLE                          [   ]             [  ]
                                             FOR              WITHHOLD AUTHORITY

     LAWRENCE A. FANTAUZZI                  [   ]             [  ]
                                             FOR              WITHHOLD AUTHORITY

(INSTRUCTIONS: To vote for an individual nominee, place an `X' in the box marked "FOR" following his name. If you prefer not to vote for an individual nominee, place an `X' in the box marked `WITHHOLD AUTHORITY' following his name.)

(2) To increase the authorized shares of the Corporation from 5,000,000 to 20,000,000.

                              [  ]           [  ]             [  ]
                              FOR            AGAINST          ABSTAIN

(3) At the time this proxy was prepared, members of the Corporation's Board of Directors were not aware of any other matters to be presented for action at the May meeting. However, should any such matter arise at the Annual Meeting, I authorize the proxies of the Corporation to vote using their discretion as deemed appropriate:

                              [  ]                            [  ]
                        GRANT AUTHORITY               WITHHOLD AUTHORITY


SHARES WILL BE VOTED AS SPECIFIED, BUT IF NO SPECIFICATION IS MADE, SHARES WILL BE VOTED FOR THE ELECTION OF BOTH OF THE NOMINEES LISTED IN ITEM (1), FOR THE PROPOSAL TO INCREASE THE AUTHORIZED SHARES OF THE CORPORATION LISTED IN ITEM
(2), AND, AT THE DISCRETION OF THE PROXIES, ON ANY OTHER BUSINESS DEEMED APPROPRIATE.

Receipt of Proxy Statement is acknowledged. Please sign, date, and return this proxy promptly in the enclosed envelope.

Dated:                , 1999
      ----------------

-------------------------------------------
Signature


-------------------------------------------
Signature

Please sign exactly as the name appears. If executor, trustee, etc., give full title. If shares are registered in two names, both should sign.